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                                                                    EXHIBIT 3.12
                         REGISTRATION RIGHTS AGREEMENT

BY AND AMONG:

      INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated under the laws of the State of Nevada, (sometimes referred to herein as "ISMC" or the "Company"),

                                                              OF THE FIRST PART,

                                     -and-

      VICTOR FRADKIN,
      of the City of Richmond Hill, in the Regional Municipality of York (hereinafter called "Victor"),

      RHYS QUIN,
      of the City of Toronto, in the Municipality of Metropolitan Toronto (hereinafter called "Rhys"),

      LAUDERDALE CAPITAL CORP.
      a corporation incorporated under the laws of the Province of Ontario (hereinafter called "Lenco"),

      LARRY HOFFMAN,
      of the City of Toronto, in the Municipality of Metropolitan Toronto (hereinafter called "Larry"),

      (Victor, Rhys, Lenco and Larry being hereinafter individually called the "Holder of Special Shares" and collectively called the "Holders of Special Shares")

                                                             OF THE SECOND PART.

WHEREAS:

A. In connection with the Share Purchase Agreement by and among the parties of even date herewith (the "Share Purchase Agreement"), a subsidiary of the Company, International Menu Solutions Inc. ("IMSI") has agreed, upon the terms and subject to the conditions of the Share Purchase Agreement, to issue and sell to the Holders of Special Shares, Class B Shares, Class C Shares and Class D Shares (the "Special Shares") in the capital of IMSI, and the rights, privileges, restrictions and conditions ascribed to such stock shall include the rights to exchange such Special Shares for shares of the Company's Common Stock (as hereafter defined); and

B. To induce the Holders of Special Shares to execute and deliver the Share Purchase


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      Agreement the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws as provided for herein:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders of Special Shares hereby agree as follows:

1. DEFINITIONS.

      As used in this Agreement, the following terms shall have the following meaning:

      a. "Common Stock" means common shares in the capital oak of the Company as presently constituted;

      b. means a corporation, a limited liability company an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency;

      c. "Register", "registered". and "registration" refer to a registration effected by preparing and filing one or more Registration Statements. In compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statements(s) by the United States Securities and Exchange Commission (the "SEC");

      d.    "Registrable Securities" means 2,200,00 shares of Common Stock;

      e. "Registration Statement" means a registration statement of the Company filed under the 1933 Act. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the Share Purchase Agreement.

2. REGISTRATION.

      a. Registration. The Company shall prepare. and, on or prior to April 30, 1999 (the "Filing Deadline"), file with the SEC a Registration Statement on Form SB-2 (the "Registration Statement") or, if such form is unavailable for such a registration, on such other form as is available for such a registration for but not


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            limited to the Registrable Securities, which Registration shall include not less than 2,200,000 shares of Common Stock which IMSC shall hold for the Holders of Special Shares and which shall be available upon exchange of the Special Shares. Such Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also registers such indeterminate number of additional shares of Common Stock as may become issuable upon exchange of the Special Share to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall permit the Registration Statement to become effective within five (5) business days after receipt of notice from the SEC and any applicable state securities commissions and such Registration Statement's effectiveness pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Holders of Special Shares may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the fifth anniversary from effective date of the Registration Statement. In the event that following February 28, 2000 it is determined that the number of shares of Common Stock required to satisfy the exchange of the Special Shares is less than 2,200,000 the obligation of IMSC to maintain the Registration Statement for Common Stock for the Holders of Special Shares shall be reduced from 2,200,000 shares of Common Stock to such lesser number (the "Revised Number of Common Stock"). In the event that following February 28, 1999 it is determined that the number of shares of Common Stock required to satisfy the exchange of the Special Shares is greater than 2,200,000, IMSC shall file an amendment or supplement so the Registration Statement hereby increasing the number of shares offered in the Registration Statement accordingly. Through its best efforts, the Company will maintain the effectiveness of the Registration Statement until the date being the fifth anniversary of such Registration Statement's initial effective date (herein called the "End Date").

      b. Demand Registration. At any time subsequent to the End Date until November 30, 2013, the Holders of Special Shares shall have the right to "demand" on one occasion only, the filing of a registration statement to register that number of shares in the Common Stock issued or issuable to the Holders of Special Shares which have not yet been sold. In order to exercise such a "demand right" the Holders of Special Shares holding at least fifty percent (50%) of the issued and outstanding Special Shares (counted as a single class) at the time, must give IMSC not less than ten (10) days advance written notice that IMSC effect a registration. Whenever IMSC shall be requested, pursuant to this paragraph 2.b., to effect the registration of any shares of Cannon Stock under the 1933 Act, IMSC mall properly give written notice of such proposed registration to all Holders of Special Shares. Upon such demand and subject to the limitation of paragraph 2.c. herein, IMSC shall as expeditiously as possible, use its best


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      efforts to cause a registration statement covering the following securities to become effective.

            1. the shares of Common Stock which 11450 has been requested to register pursuant to this paragraph 2.b., and

            2. such other sham of Common tweaks the Company Stock shall be included in such registration; provided, however that if the securities which at are subject of such registration are offered through an underwriter or group of underwriters and such underwriter(s) requests that to additional shares of Common Stock desired by the Company to be registered be excluded from such registration and such request is reasonable in light of prevailing market conditions, the Holder of Special Shares shall not be obligated to include such additional shares Common Stock of the Company.

      Further, through its best efforts, the Company shall maintain the registration statement contemplated in this paragraph 2.b. effective until the earlier of (i) the date as of which the Holders of Special Shares may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (i) the third anniversary from the effective date of the registration statement contemplated in this paragraph 2.b.

      c. Incidental Registration. If the Company at any time subsequent to the End Date, proposes to register any of its securities under the 1933 Act (otherwise than pursuant to paragraph 2.b.) on any forms other than Form S-4, Form S-8, or any similar form then in effect, it shall each such time give written notice to all Holders of Special Shares holding the Special Shares of its intention so to do and, upon the written request of any Holders of Special Share given within 20 days after the giving of any such notice (which request shall state the proposed method of distribution of such shares of Common Stock) the Company shall use its best efforts to cause all such shares of Common Stock, the holder or holders of which shall have so requested registration thereof, to be included under the proposed registration on for disposition (in accordance with she proposed methods thereof, as aforesaid) by the prospective seller or seller. of she shares of Common Stock so registered; provided, however, that if the securities which are the subject of such registration are offered trough an underwriter or group of underwriters and such underwriter(s) requests that the additional shares of Common Stock desired by the holders of Special Shares we be registered be excluded from such registration, and such request is reasonable in light of prevailing market conditions, die Company shall not be obligated to include such additional shares of Common Stock of the Holders of Special Shares. The Company shall use its best efforts to maintain the effectiveness of such registration statement for a period of three years.


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3. RELATED OBLIGATIONS

3.1 The Company shall prepare and file with she SEC such amendments (including post-effective amendments) and supplements to the Registration statement and the prospectus(es) used in connection with the Registration Statement, which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement. Without limiting the generality of the foregoing, as promptly as practicable after becoming aware of such event, the Company shall notify each Holder of Special Shares in writing of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a. supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten
      (10) copies of such supplement or amendment to each Holder of Special Shares (or such other number of copies as such Holder of Special Shares may reasonably request). The Company shall also promptly notify each Holder of Special Shares in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail) (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

3.2   The Company shall furnish to each Holder of Special Shares without charge
      (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included in such Registration Statement (including each primary prospectus) and, with regards to the Registration Statement, any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any registration statement, ten (10) copies of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies of each Holder of Special Shares may reasobably request) and
      (iii) such other documents, including an preliminary prospectus, as such Holder of Special Shares may reasonably request in order so facilitate the disposition of the Registrable Securities owned by such Holder of Special Shares, a well as any other


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      documents deemed by the Company to be material to the filing and effectiveness of such Registration Statement.

3.3 the Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder of Special Shares of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

3.4 The Company shall hold in confidence and make any disclosure of information concerning a Holder of Special Shares provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such intonation is ordered pursuant to a subpoeno or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available so the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall upon learning that disclosure of such information concerning a Holder of Special Shares is sought in or by a court or governmental body of compentant jurisdiction or through other means, give prompt written notice to such Holder of Special Shares and allow such Holder of Special Shares, as the Holder of Special Shares' expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.5 The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a registration statement filed pursuant to paragraphs 2.a. or 2.b. of this Agreement under such other securities or "blue sky laws of not less than five jurisdictions in the United States requested by the majority of Holders of Special Shares (counted as a single class) in addition to any jurisdictions desired by the Company,
      (ii) prepare and file those such jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may in necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such negotiations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general tension in any such jurisdiction, or (c) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Holder of Special Shares who holds Registrable Securities of the receipt by the Company of any


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      notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under she securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

3.6 At the request of the Holders of Special Shares who hold a majority of the Registrable Securities being sold, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with any registration statement (i) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such registration statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Holders of Special Shares.

4. OBLIGATIONS OF THE HOLDERS OF SPECIAL SHARES

      a. At least thirty (30) days prior to the first anticipated filing date of the Registration Statement the Company shall notify each Holder of Special Shares in writing of the information the Company requires from each such Holder of Special Shares if such holder elects so have any of such holder's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that each Holder of Special Shares shall furnish to the Company such information regarding itself, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

      b. Each Holder of Special Shares agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless each Holder of Special Shares has notified the Company in writing of such Holder of Special Shares' election to exclude all of such holder's Registrable Securities from the Registration Statement.

5. EXPENSES OF REGISTRATION.

All reasonable expenses incurred in connection with a registration, filings or qualifications pursuant to paragraph 2.a. and 3 (other than underwriting discounts and commissions) including, without limitation, all registration and accounting fees, and fees and disbursements of counsel and auditors for the Company shall be borne by the Company. All expenses


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incurred in connection with a registration pursuant to 2.b. shall be borne by the Company and the selling shareholders equally.

6. NOTICES.

      a. Arty notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed so have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by certified mail, return receipt requested: (iii) three (3) days after being sent by certified mail, return receipt requested, or (iv) one (1) day after deposit with an internationally recognized overnight delivery service, in each case properly addressed so the party so receive the same. The addresses and facsimile numbers of such communications shall be:

            If to the Corporation:

            International Menu Solutions Corporation
            172 King Street Bass
            Toronto, Ontario
            M5A IJ3
            Attention: Michael A. Steele
            Telecopier No.: (416) 366-6368

            with a copy to:

            McCarter Grespan Robson Beynon
            675 Riverbend Drive
            Kitchener, Ontario
            N2K 3S3
            Attention: Thomas P. Beynon, Q.C.
            Telecopier No.: (519) 742-1841

            If to the Holders of Special Shares:

            Victor Fradkin
            623 Canville Road
            Richmond Hill, Ontario
            L4C 6E5
            Telecopier No.: (905) 669-0699

            Rhys Quin
            275 Kennedy Road


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            Scarborough, Ontario
            M1M 3P6
            Telecopier No.: (905) 669-0699

            Lauderdale Capital Corp.
            24 Lauderdale Drive
            Toronto, Ontario
            M2L 2A9
            Telecopier No.: (416) 962-0037

            Larry Hoffman
            51 Abbotsford Road
            Gormley, Ontario
            LOH 1G0
            Telocopier No.: (905) 669-0699

            with a copy to Stephen Witten:

            Minden, Gross, Grafstein & Greenstein
            600 - 111 Richmond Street West
            Toronto, Ontario
            M5H 2H5
            Telecopier No.: (416) 864-9223

            If to a Holder of Special Shares, to its address and facsimile number as above-noted, with copies to such holder's counsel as above-noted. Each party shall provide five (5) days' prior written notice to the other party of only change in address or facsimile number.

      b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, shall act operate as a waiver thereof.

      c. This Agreement shall be governed by and interpreted in accordance with the laws of Sir State of New York without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      d. This Agreement and the Share Purchase Agreement constitute the entire


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            agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth as referred to herein and therein. This Agreement and the Share Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

      e. This Agreement shall inure to the benefit and of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement and the rights hereunder shall not be assigned by any of the parties of this Agreement without the prior consent of all of the parties hereto.

      f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      g. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the two agreements. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.


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IN WITNESS WHEREOF the parties hereof have executed this Registration Rights
Agreement as of the first day of December, 1998.

                                        INTERNATIONAL MENU SOLUTIONS
                                        CORPORATION

                                        Per: /s/
                                            ------------------------------------
                                        Title: President
                                              ----------------------------------

/s/                                     /s/ Victor Fradkin
-----------------------------------     ----------------------------------------
  Witness                                          Victor Fradkin

/s/                                     /s/ Rhys Quin
-----------------------------------     ----------------------------------------
  Witness                                           Rhys Quin

/s/                                     /s/ Larry Hoffman
-----------------------------------     ----------------------------------------
  Witness                                           Larry Hoffman


                                        LAUDERDALE CAPITAL CORP.

                                        Per: /s/
                                            ------------------------------------
                                        Title: President
                                              ----------------------------------


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